Exhibit 11

Statement re: Computation of Per Share Earnings


                                               Three Months Ended September 30,
                                                    2000             1999
                                               --------------    --------------
BASIC EPS

Net loss                                          $(2,898,347)      $(1,372,376)

Weighted average number
   of shares used in computing
   net loss per share                               5,251,323         4,367,836
                                                  -----------       -----------
Net loss per share                                $     (0.55)      $     (0.31)
                                                  ===========       ===========

DILUTED EPS

Weighted average number
   of shares used in computing
   net loss per share                               5,251,323         4,367,836

Plus incremental shares from
   assumed conversions                                 89,397           388,427
                                                  -----------       -----------
Weighted Average Shares                             5,340,720         4,756,263
                                                  -----------       -----------

Loss per share assuming dilution                  $     (0.54)      $     (0.29)
                                                  ===========       ===========















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